UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 4, 20010

POWERSAFE TECHNOLOGY CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-143645	98-0522188
(Commission File Number)	(IRS Employer Identification No.)

1400 Coney Island Ave.
Brooklyn, NY 11230
 (Address of Principal Executive Offices, Zip Code)

718-951-8021
(Registrant's Telephone Number, Including Area Code)

Not applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.	Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of November 4, 2010, the Board of Directors (the “Board”) of Amplification Technologies, Inc. (“ATI”), a wholly owned subsidiary of Powersafe Technology Corp. (the “Registrant”), appointed Mikhail Leibov as the Chief Executive Officer of ATI.  In consideration for the services to be rendered, ATI has agreed to compensate Mr. Leibov with an annual salary of $225,000, and issue him 7,254,930 restricted shares of the Registrant’s common stock, such shares to vest 25% immediately, and 25% each on May 1, 2011, November 1, 2011, and May 1, 2012.

Mikhail Leibov is currently serving as a director and consultant of the Registrant. From 1995 to 2007 Mr. Leibov founded and was the CEO and Chairman of the Board of Corbina Telecom, one of the largest telecom carriers in Russia, providing a wide range of telecommunications services. He was Chairman and President of IDT Telecom from December 2006 through April 2008. Thereafter he was a board member of and consultant to a number of technology ventures including Registrant, and became President of Laser Operations LLC in 2009.

Section 8.	Other Events

Item 8.01.	Other Events

The Registrant had 4,363,200 warrants outstanding exercisable at $0.125 that expired on November 5, 2010. Pursuant to cashless exercise provisions 3,303,900 warrants were exercised causing the issuance of 513,993 shares of common stock, and the remaining warrants expired unexercised. No warrants were exercised for cash.

On November 5, 2010, the Registrant issued a press release regarding the appointment of Mikhail Leibov as Chief Executive Officer of ATI. A copy of the press release is being furnished to the Securities and Exchange Commission and is attached as Exhibit 99.1 to this Form 8-K.

Section 9.	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of business acquired.	Not applicable
(b)	Pro forma financial information	Not applicable
(c)	Exhibits:

Exhibit 99.1	Press Release dated November 5, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSAFE TECHNOLOGY CORP.

	By:	/s/ Jack N. Mayer
Name : Jack N. Mayer
Title : President
Date: December 1, 2010